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                                                                    Exhibit 10.5

                       Employment and Severance Agreement

1. Recitals

          (a) This Employment and Severance Agreement ("Agreement") is between MedAire, Incorporated (the "Company") and Joan Sullivan Garrett (the "Executive") and is effective as of December 18, 2000.

          (b) The address of the Company is 1301 E. McDowell Road, Suite 204, Phoenix, Arizona 85006. The address of the Executive is 2449 F. Squawbush, Phoenix, Arizona 85048.

          (c) The Executive is currently employed by the Company in the capacity of President and Chief Executive Officer, and the Executive is one of the key executives of the Company.

          (d) In consideration of the mutual promises contained herein and other good and valuable consideration, the Executive and the Company have entered into this Agreement.

2. Term of Agreement

          The Term of this Agreement shall commence on the date hereof and continue until December 13, 2003; provided, however, that commencing on January 1, 2002 and each January 1st thereafter, the above-referenced date and the term of this Agreement shall automatically be extended for one additional year unless at least thirty (30) days prior to such January 1st date, the Company or the Executive shall have given notice that it or she does not wish to extend this Agreement. The phrase "Term of Agreement" shall refer to the period commencing on the date hereof and ending on December 18, 2003 (or any extension thereof pursuant to the preceding sentence).

3. Employment Terms Prior to Change in Control

Prior to a Change in Control:

     (a) Executive shall be employed at a Base Salary of $190,000 per year and shall be eligible for participation in the Company's Management Incentive Compensation Plan which provides incentive bonus opportunities contingent on the level of achievement of pre established financial, strategic, and personal goals:

     (b) Executive shall be eligible to participate in the following Company benefit plans: Medical Plan. Dental and Vision Plan, Life Insurance, Long Term Disability Insurance, 401 (k) Plan, and vacation clays consistent with her status as an Executive Level Employee;

     (c) Company agrees to reimburse all legitimate business expenses of Executive, including travel and entertainment expenses, and phone expenses in accordance with Company policy; and provide Executive with an automobile consistent with the terms to be set by the Compensation Committee of the Board of Directors.

     (d) Executive's duties shall include responsibility for the operations, strategic direction. and the overall management of Company administrative functions, in accordance with the directives of the Company's Board of Directors, and

     (e) Notwithstanding any of the foregoing, Executive acknowledges that (i) she is an at-will employee of the Company and that either she or the Company may terminate her employment with or without cause at any time and (ii) in the event of any such termination, she shall no longer be entitled to receive any of the compensation or benefits described above, provided that Executive and Company agree that in the event of
          a
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          termination not for Cause prior to a Change in Control of the Company, the Executive shall be entitled to receive two months continuation of Base Salary plus two months continuation of the benefits specified in paragraph (b), with the exception of continued participation in the 410 (k) Plan.

4. Change in Control

          No benefit shall be payable under this Agreement pursuant to sections 6 through 20 unless a Change in Control of the Company shall have occurred and the Executive's employment by the Company shall have been terminated within two
(2) years thereafter. For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred if:

          (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting stock of the Company immediately prior to such transaction;

          (b) The Company sells all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of voting stock of the Company immediately prior to such sale.

          (c) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form g-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

          (d) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this Section 3(e), each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

5. Notice of Termination; Date of Termination

          (a) Any termination of the Executive's employment by the Company or the Executive shall he communicated by written Notice of Termination to the other party thereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

          (b) "Date of Termination" shall mean:

               (i) If the Agreement is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of her duties on a full-time basis during such thirty (30) day period),

               (ii) If the Executive's employment is terminated pursuant to
                    Section 10, the date specified in the Notice of Termination, and

               (iii) If the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the (late on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

6. Compensation After Change in Control

          Immediately after any Change in Control of the Company, the Executive shall be entitled to receive for the remainder of the Term of Agreement (as extended) (until or unless her
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employment is terminated) an annual base salary (the "Base Salary), payable in equal bi-weekly installments, at an annual rate at least equal to the aggregate annual base salary payable to the Executive as of the date hereof. The Base Salary may be increased (but may not be decreased) at any time and from time to time by action of the Board of Directors of the Company, any committee thereof, or any individual having authority to take such action, in accordance with the Company's regular practices. Any increase in the Base Salary shall not serve to limit or reduce any other obligation of the Company hereunder.

7. Benefit Plans

          Immediately after a Change in Control of the Company,

          (a) The Company agrees to continue in effect any perquisite, benefit or compensation plan including any pension plan, dental plan, life insurance plan, health and accident plan or disability plan in which the Executive is currently participating (collectively referred to as the "Benefit Plans"); or to maintain plans providing substantially similar benefits;

          (b) The Company agrees not to take any action that would adversely affect the Executive's participation in, or materially reduce the benefits under, any of the Benefit Plans or deprive the Executive of any material fringe benefit currently enjoyed; and

          (c) The Company agrees to provide the Executive with the number of paid vacation days to which she is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof

8. Termination for Cause

          (a) The Company may terminate the Executive's employment for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate employment hereunder only (i) if termination shall have been the result of an act or acts of dishonesty by the Executive constituting a felony and resulting or intended to result directly or indirectly in substantial gain or personal enrichment at the expense of the Company; or (ii) upon the willful and continued failure by the Executive substantially to perform her duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness) after a demand in writing for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed her duties, and such failure results in demonstrably material injury to the Company. The Executive's employment shall in no event be considered to have been terminated by the Company for Cause if such termination took place as the result of (i) bad judgment or (ii) any act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or (iii) any act or omission believed in good faith to have been in or not opposed to the interest of the Company, or (iv) any act or omission in respect of which a determination be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Bylaws of the Company or the laws of the State of Arizona, in each case as in effect at the time of such act or omission. The Executive shall not he deemed to have been terminated for Cause unless and until there shall have been delivered to her a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for her, together with her counsel, to be heard before the Board). Finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in clauses (i) or (ii) of the first sentence of this paragraph and specifying the particulars thereof in detail.

          (b) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive her full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

9. Termination for Death or Disability

          (a) The Company may terminate this Agreement on account of the Executive's death, or for "Disability" if the Executive is "Disabled." For purposes of this Agreement, the Executive shall be considered Disabled only if, as a result of her incapacity due to physical or mental illness, she shall have been absent from her duties with the Company on a full-time basis for a period of one year and a physician selected by her (which physician must he acceptable to the Company and familiar with the Company's Long Term Disability Plan) is of the opinion that (i) she is suffering from "Total Disability" as defined in the Company's Long Term Disability Plan, or any successor plan or program and (ii) she will qualify for Social Security Disability Payment and (iii) within thirty
(30) days after written notice of termination is given, she shall not have returned to the full-time performance of her duties.

          (b) If the Company terminates this Agreement on account of the Executive's death or because the Executive is disabled, the Company shall pay to the Executive (or her successors) the amounts, and provide to the Executive the benefits, specified in Sections 5 and 6 of this Agreement for the remainder of the Term of Agreement.
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10. Termination Following Retirement

          (a) This Agreement will terminate upon the Executive's Retirement. For purposes of this Agreement, "Retirement" shall mean termination of the Executive's employment with her consent in accordance with the Company's retirement policy (including early retirement) generally applicable to its salaried employees or in accordance with any retirement arrangement established with the Executive's consent with respect to her.

          (b) In the event this Agreement terminates following the Executive's Retirement, the Company shall pay to the Executive her full Base Salary through her retirement date and the Company shall have no further obligations to the Executive under this Agreement.

11. Termination of Employment by the Executive for Good Reason

          (a) The Executive may terminate her employment for Good Reason. For purposes of this Agreement, Good Reason will exist if any one or more of the following occur:

               (i) Failure by the Company to honor any of its obligations under Sections 6, 7, or 13; or

               (ii) Any purported termination by the Company of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5 above and, for purposes of the Agreement, no such purported termination shall be effective; or

               (iii) Failure to elect or reelect or otherwise to maintain the
                    Executive to the office or the position (or a substantially equivalent office or position) in the Company that the Executive held immediately prior to a Change in Control, or the removal of the Executive as a Director of the Company (or any successor thereto) if the Executive shall have been a Director of the Company immediately prior to the Change in Control; or

               (iv) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Executive held immediately prior to the Change in Control, without the prior written consent of the Executive, which is not remedied within 10 calendar days after receipt by the Company of written notice from the Executive of such change; or

               (v) A determination by the Executive made in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting her position, including without limitation a change in the scope of the business or other activities for which lie was responsible immediately prior to a Change in Control, she has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the Change in Control, which situation is not remedied within 10 calendar days after written notice to the Company from the Executive of such determination; or

               (vi) The Company shall relocate its principal executive offices, or require the Executive to have her principal location of work changed, to any location which is in excess of 100 miles from the location thereof immediately prior to the Change in Control or to travel away from her office in the course of discharging her responsibilities or duties hereunder significantly more (in tents of either consecutive days or aggregate days in any calendar year) than was required of her prior to the Change in Control without, in either case, her prior written consent.

12. Compensation Upon Certain Terminations

          If the Company shall terminate the Executive's employment other than pursuant to Sections 8, 9, or 10 hereof or if the Executive shall terminate her employment for Good Reason pursuant to Section 11 hereof, then the Company shall I pay to the Executive in a lump sum on the fifth business day following the Date of Termination, the following amounts:

               (i) The Executive's Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;
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               (ii) In lieu of any further salary payments for periods
                    subsequent to the Date of Termination, an amount equal to one hundred fifty percent (150%) of the Executive's Base Salary (at the rate in effect at the time Notice of Termination is given);

               (iii) An amount equal to the fair market value of the benefits the Executive would have received had the Benefit Plans continued (and the Executive's employment continued) for a period of eighteen months subsequent to the Date of Termination;

               (iv) An amount equal to one hundred fifty percent (150%) of the greater of (x) the most recent annual bonus received by the Executive from the Company or (y) the average of the annual bonuses received by the Executive from the Company for the three years ending prior to the Date of Termination: and

               (v) All legal fees and expenses incurred as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided by this Agreement, or in interpreting this Agreement), if such termination is determined, by arbitration, to be other than for "Cause" or for "Good Reason".

          For purposes of this Section 12, no purported reduction of the Executive's Base Salary shall he effective absent the written consent of the Executive.

13. Successors Binding Agreement

          The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall he a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terns as would apply if the Executive terminated her employment for Good Reason, except that for purposes of implementing the foregoing. the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributors, devisees and legatees. If the Executive should die while any amount would still be payable hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall he paid in accordance with the terms of this Agreement to her devisee, legatee, or other designee or, if there be no such designee, to her estate.

14. Notice

          Notices and all other communications provided for in this Agreement shall he in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

15. Miscellaneous

          No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by The Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to he performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations. oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona.

16. Validity
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          The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

17. Counterparts

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

18. Arbitration

          Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Phoenix; Arizona in accordance with the rules of the American Arbitration Association then in effect: provided that all arbitration expenses shall be home by the Company. Notwithstanding the pendency of any dispute or controversy concerning termination or the effects thereof, the Company will continue to pay the Executive her full compensation in effect immediately be ore any Notice of Termination giving rise to the dispute was given and continue her as a participant in all compensation, benefit and insurance plans in which she was then participating, until the dispute is finally resolved. Amounts paid under this paragraph are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgment may he entered on the arbitrators' award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of her right to be paid until the Date of Termination during the tendency of any dispute or controversy arising under or in connection with this Agreement.

19. Withholding of Taxes

          The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

20. Legal Fees and Expense

          (a) It is the intent of the Company that the Executive not be required to incur the legal expenses associated with (i) the interpretation of any provision in, or obtaining of any right or benefit under, this Agreement or (ii) the enforcement of her tights under this Agreement by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to he extended to the Executive hereunder. Accordingly, the Company irrevocably authorizes the Executive from time to time to retain counsel of her choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the interpretation or enforcement of this Agreement, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall pay or cause to he paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive under this Section 20.

21. Entire Agreement Amendments and Waivers

          This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understanding, negotiations and discussions, whether oral or written, between the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

                                        MEDAIRE, INCORPORATED


                                        BY: /s/ Kjell Andreassen
                                            ------------------------------------


                                            /s/ Joan Sullivan Garrett
                                            ------------------------------------
                                            Joan Sullivan Garrett (Executive)